GGP REPORTS THIRD QUARTER 2014 RESULTS
Same Store NOI Increases 5.4%; Company EBITDA Increases 6.7%
Company FFO per Share Increases 13.1%

Chicago, Illinois, October 27, 2014 – General Growth Properties, Inc. (the “Company” or “GGP”) (NYSE: GGP) today reported results for the three and nine months ended September 30, 2014.

Financial Results

For the Three Months Ended September 30, 2014
Company Funds from Operations (“Company FFO”) per share increased 13.1% to $0.33 per diluted share from $0.29 per diluted share in the prior year period. Company FFO increased 8.6% to $308 million from $284 million in the prior year period.

Company Earnings Before Interest, Taxes, Depreciation and Amortization (“Company EBITDA”) increased 6.7% to $521 million from $488 million in the prior year period.

Comparable Net Operating Income (“Same Store NOI”) increased 5.4% to $548 million from $520 million in the prior year period.

Net income attributable to GGP was $75 million, or $0.07 per diluted share, as compared to net income of $27 million, or $0.02 per diluted share, in the prior year period.

For the Nine Months Ended September 30, 2014
Company FFO per share increased 17.3% to $0.95 per diluted share from $0.81 per diluted share in the prior year period. Company FFO increased 11.9% to $898 million from $803 million in the prior year period.

Company EBITDA increased 5.2% to $1,524 million from $1,448 million in the prior year period.

Same Store NOI increased 5.4% to $1,618 million from $1,535 million in the prior year period.

Net income attributable to GGP was $376 million, or $0.39 per diluted share, as compared to net income of $225 million, or $0.23 income per diluted share, in the prior year period.

Operational Highlights for the Mall Portfolio

•	Tenant sales (all less anchors) increased 2.6% to $20.2 billion on a trailing 12-month basis. Tenant sales (<10,000 square feet) increased 0.6% to $565 per square foot on a trailing 12-month basis.

•	Same Store mall leased percentage was 96.8% at quarter end, an increase of 20 basis points from September 30, 2013.

•
Initial rental rates for executed leases commencing in 2014 on a suite-to-suite basis increased 17.6%, or $9.33 per square foot, to $62.44 per square foot when compared to the rental rate for expiring leases.

Quarterly Financing Activities

Property-Level Debt
The Company obtained $1,005 million ($547 million at share) of new fixed and variable rate debt at four of its existing properties with a weighted average term to maturity of 9.7 years (at share) and a weighted average interest rate of 3.75% (at share). The transactions generated approximately $685 million ($387 million at share) of net proceeds.

The Company amended its $1.4 billion corporate loan secured by cross-collateralized mortgages on 14 properties. This amendment lowered the interest rate on the loan from LIBOR plus 2.5% to LIBOR plus 1.75%.

Quarterly Investment Activities

Acquisitions, Dispositions, and Joint Venture Activity
The Company acquired a 12.5% interest in Miami Design District in Miami, Florida for net equity at share of $175.0 million. The property is part of an eighteen square city block retail and entertainment development. In addition the Company also acquired a 40% interest in The Shops at the Bravern in Bellevue, Washington, a suburb of Seattle for net equity at share of $66.6 million. The property comprises approximately 309,000 square feet of retail space.

The Company acquired a 10% interest in 522 Fifth Avenue in New York City for net equity at share of $8.3 million. The property will comprise approximately 26,500 square feet of retail space after development.

The Company sold a strip center and a medical office building for net proceeds of $40.3 million.

Subsequent to quarter end, the Company closed on its previously announced acquisition of a 50% interest in 530 Fifth Avenue in New York City for net equity at share of $49.0 million. The property comprises approximately 58,000 square feet of retail space.

Development
The Company has development and redevelopment activities totaling approximately $2.3 billion at share, of which projects totaling approximately $394 million have opened and $1.1 billion is under construction.

Dividends

The Company’s Board of Directors previously declared a third quarter common stock dividend of $0.16 per share payable on October 31, 2014, to stockholders of record on October 15, 2014, representing an increase of $0.03 per share or 23% growth over the dividend declared in third quarter 2013.

Guidance

Company FFO for the year ending December 31, 2014, is expected to be $1.31 to $1.33 per diluted share. Company FFO for the fourth quarter 2014 is expected to be $0.37 to $0.39 per diluted share.

The following table provides a reconciliation of the range of estimated diluted net income attributable to GGP per share to estimated FFO per diluted share and Company FFO per diluted share.

	For the year ending December 31, 2014		For the three months ending December 31, 2014
	Low End	High End	Low End	High End
Company FFO per diluted share	$1.31	$1.33	$0.37	$0.39
Adjustments (1)	(0.06)	(0.06)	(0.01)	(0.01)
Gain on debt extinguishment and other losses (2)	0.05	0.05	-	-
FFO	1.30	1.32	0.36	0.38
Depreciation, including share of joint ventures	(0.94)	(0.94)	(0.24)	(0.24)
Gain on sale of investments and other	0.14	0.14	-	-
Net income attributable to common stockholders	0.50	0.52	0.12	0.14
Preferred stock dividends	0.02	0.02	-	-
Net income attributable to GGP	$0.52	$0.54	$0.12	$0.14

(1)	Includes impact of straight-line rent, above/below market rent, ground rent amortization, debt market rate adjustments and other non-cash or non-comparable items.

(2)	Includes loss from Urban litigation settlement.

The guidance estimate reflects management’s view of current and future market conditions, including assumptions with respect to rental rates, occupancy levels, retail sales, variable expenses, interest rates and the earnings impact of the events referenced in this release and previously disclosed. The guidance also reflects management’s view of capital market conditions. The estimates do not include possible future gains or losses or the impact on operating results from other possible future property acquisitions or dispositions or capital markets activity. Earnings per share estimates may be subject to fluctuations as a result of several factors, including any gains or losses associated with disposition activity. By definition, FFO and Company FFO do not include real estate-related depreciation and amortization, provisions for impairment, or gains or losses associated with property disposition activities. This guidance is a forward-looking statement and is subject to the risks and other factors described elsewhere in this release and in the Company’s annual and quarterly periodic reports filed with the Securities and Exchange Commission.

Investor Conference Call

On Tuesday, October 28, 2014, the Company will host a conference call at 8:00 a.m. CDT (9:00 a.m. EDT). The conference call will be accessible by telephone and through the Internet. Interested parties can access the call by dialing 877.845.1018 (international 707.287.9345). A live webcast of the conference call will be available in listen-only mode in the Investors section at www.ggp.com. Interested parties should access the conference call or website 10 minutes prior to the beginning of the call in order to register.

For those unable to listen to the call live, a replay will be available after the conference call event. To access the replay, dial 855.859.2056 (international 404.537.3406) conference ID 98077673.

Supplemental Information

The Company has prepared a supplemental information report available on www.ggp.com in the Investors section. This information also has been furnished with the Securities and Exchange Commission as an exhibit on Form 8-K.

Forward-Looking Statements

Certain statements made in this press release may be deemed “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Although the Company believes the expectations reflected in any forward-looking statement are based on reasonable assumption, it can give no assurance that its expectations will be attained, and it is possible that actual results may differ materially from those indicated by these forward-looking statements due to a variety of risks, uncertainties and other factors. Such factors include, but are not limited to, the Company’s ability to refinance, extend, restructure or repay near and intermediate term debt, its indebtedness, its ability to raise capital through equity issuances, asset sales or the incurrence of new debt, retail and credit market conditions, impairments, its liquidity demands, and economic conditions. The Company discusses these and other risks and uncertainties in its annual and quarterly periodic reports filed with the Securities and Exchange Commission. The Company may update that discussion in its periodic reports, but otherwise takes no duty or obligation to update or revise these forward-looking statements, whether as a result of new information, future developments, or otherwise.

Investors and others should note that we post our current Investor Presentation on the Investors page of our website at ggp.com. From time to time, we update that Investor Presentation and when we do, it will be posted on the Investors page of our website at ggp.com. It is possible that the updates could include information deemed to be material information. Therefore, we encourage investors, the media and others interested in our company to review the information we post on the Investors page of our website at ggp.com from time to time.

General Growth Properties, Inc.

General Growth Properties, Inc. is an S&P 500 company focused exclusively on owning, managing, leasing, and redeveloping high-quality retail properties throughout the United States. GGP is headquartered in Chicago, Illinois, and publicly traded on the NYSE under the symbol GGP.

Investor Relations Contact:	Media Contact:
Kevin Berry	David Keating
VP Investor Relations	VP Corporate Communications
(312) 960-5529	(312) 960-6325
kevin.berry@ggp.com	david.keating@ggp.com

Non-GAAP Supplemental Financial Measures and Definitions

Net Operating Income (“NOI”) and Company NOI
The Company defines NOI as income from property operations after operating expenses have been deducted, but prior to deducting financing, administrative and income tax expenses.  NOI has been reflected on a proportionate basis (at the Company’s ownership share).  Other REITs may use different methodologies for calculating NOI, and accordingly, the Company’s NOI may not be comparable to other REITs.  The Company considers NOI a helpful supplemental measure of its operating performance because it is a direct measure of the actual results of the Company’s properties. Because NOI excludes general and administrative expenses, interest expense, retail investment property impairment or non-recoverable development costs, depreciation and amortization, gains and losses from property dispositions, allocations to noncontrolling interests, provision for income taxes, discontinued operations, preferred stock dividends, and extraordinary items, it provides a performance measure that, when compared year over year, reflects the revenues and expenses directly associated with owning and operating commercial real estate properties and the impact on operations from trends in occupancy rates, rental rates and operating costs.

The Company also considers Company NOI to be a helpful supplemental measure of its operating performance because it excludes from NOI certain non-cash and non-comparable items such as straight-line rent and intangible asset and liability amortization, which are a result of the Company’s acquisition accounting and other capital contribution or restructuring events. However, due to the exclusions noted, Company NOI should only be used as an alternative measure of the Company’s financial performance. The Company presents Company NOI and Company FFO (as defined below), as management of the Company believes certain investors and other users of the Company’s financial information use them as measures of the Company’s historical operating performance.

Funds From Operations (“FFO”) and Company FFO
The Company determines FFO based upon the definition set forth by National Association of Real Estate Investment Trusts (“NAREIT”).  The Company determines FFO to be its share of consolidated net income (loss) computed in accordance with GAAP, excluding real estate related depreciation and amortization, excluding gains and losses from extraordinary items, excluding cumulative effects of accounting changes, excluding gains and losses from the sales of, or any impairment charges related to, previously depreciated operating properties, plus the allocable portion of FFO of unconsolidated joint ventures based upon the Company’s economic ownership interest, and all determined on a consistent basis in accordance with GAAP.  As with the Company’s presentation of NOI, FFO has been reflected on a proportionate basis.

The Company considers FFO a helpful supplemental measure of the operating performance for equity REITs and a complement to GAAP measures because it is a recognized measure of performance by the real estate industry. FFO facilitates an understanding of the operating performance of the Company’s properties between periods because it does not give effect to real estate depreciation and amortization since these amounts are computed to allocate the cost of a property over its useful life.  Since values for well-maintained real estate assets have historically increased or decreased based upon prevailing market conditions, the Company believes that FFO provides investors with a clearer view of the Company’s operating performance.

As with the Company’s presentation of Company NOI, the Company also considers Company FFO to be a helpful supplemental measure of the operating performance for equity REITs because it excludes from FFO certain items that are non-cash and certain non-comparable items such as Company NOI adjustments, and FFO items such as mark-to-market adjustments on debt and gains on the extinguishment of debt, warrant liability adjustment, and interest expense on debt repaid or settled all which are a result of the Company’s acquisition accounting and other capital contribution or restructuring events.

Reconciliation of Non-GAAP Financial Measures to GAAP Financial Measures
The Company presents NOI and FFO as they are financial measures widely used in the REIT industry.  In order to provide a better understanding of the relationship between the Company’s non-GAAP financial measures of NOI, Company NOI, FFO and Company FFO, reconciliations have been provided as follows: a reconciliation of GAAP operating income to NOI and Company NOI and a reconciliation of net loss attributable to GGP to FFO and Company FFO.  None of the Company’s non-GAAP financial measures represents cash flow from operating activities in accordance with GAAP, none should be considered as an alternative to GAAP net income (loss) attributable to GGP and none are necessarily indicative of cash available to fund cash needs.  In addition, the Company has presented such financial measures on a consolidated and unconsolidated basis (at the Company’s ownership share) as the Company believes that given the significance of the Company’s operations that are owned through investments accounted for on the equity method of accounting, the detail of the operations of the Company’s unconsolidated properties provides important insights into the income and FFO produced by such investments for the Company as a whole.

FINANCIAL OVERVIEW

Consolidated Statements of Operations (In thousands, except per share)

	Three Months Ended		Nine Months Ended
	September 30, 2014	September 30, 2013	September 30, 2014	September 30, 2013

Revenues:
Minimum rents	$400,188	$382,718	$1,182,200	$1,159,091
Tenant recoveries	186,123	176,756	552,767	534,079
Overage rents	9,277	9,666	24,486	27,387
Management fees and other corporate revenues	17,355	17,336	51,759	50,575
Other	18,861	19,636	63,242	55,211
Total revenues	631,804	606,112	1,874,454	1,826,343
Expenses:
Real estate taxes	57,705	58,176	173,495	177,352
Property maintenance costs	13,618	13,955	49,848	51,747
Marketing	4,345	5,794	15,109	18,061
Other property operating costs	85,671	93,190	255,165	263,018
Provision for doubtful accounts	398	1,017	5,319	3,326
Property management and other costs	34,516	41,446	119,572	123,344
General and administrative	12,778	10,522	52,609	34,578
Depreciation and amortization	184,033	188,079	534,096	566,470
Total expenses	393,064	412,179	1,205,213	1,237,896
Operating income	238,740	193,933	669,241	588,447
Interest and dividend income	8,536	388	19,801	1,277
Interest expense	(174,120)	(172,930)	(528,283)	(549,545)
Loss on Foreign Currency	(15,972)	—	(7,017)	—
Warrant liability adjustment	—	—	—	(40,546)
Gain from change in control of investment properties	—	—	—	219,784
Loss on extinguishment of debt	—	—	—	(36,478)
Income before income taxes, equity in income of Unconsolidated Real Estate Affiliates, discontinued operations, noncontrolling interests and preferred stock dividends	57,184	21,391	153,742	182,939
Benefit from (provision for) income taxes	4,800	287	(2,836)	(1,236)
Equity in income of Unconsolidated Real Estate Affiliates	7,391	13,984	33,868	41,165
Equity in income of Unconsolidated Real Estate Affiliates - (loss) gain on investment	—	(2,800)	—	648
Income from continuing operations	69,375	32,862	184,774	223,516
Discontinued operations:
Income (loss) from discontinued operations, including gains (losses) on dispositions	8,024	(2,008)	134,927	(13,366)
Gain on extinguishment of debt	—	—	66,679	25,894
Discontinued operations, net	8,024	(2,008)	201,606	12,528
Net income	77,399	30,854	386,380	236,044
Allocation to noncontrolling interests	(2,791)	(3,371)	(10,008)	(10,707)
Net income attributable to GGP	74,608	27,483	376,372	225,337
Preferred stock dividends	(3,984)	(3,984)	(11,952)	(10,094)
Net income attributable to common stockholders	$70,624	$23,499	$364,420	$215,243
Basic Income Per Share:
Continuing operations	$0.07	$0.03	$0.18	$0.22
Discontinued operations	0.01	—	0.23	0.01
Total basic income per share	$0.08	$0.03	$0.41	$0.23
Diluted Income Per Share:
Continuing operations	$0.06	$0.02	$0.18	$0.22
Discontinued operations	0.01	—	0.21	0.01
Total diluted income per share	$0.07	$0.02	$0.39	$0.23

FINANCIAL OVERVIEW

Consolidated Balance Sheets (In thousands)

	September 30, 2014	December 31, 2013
Assets:
Investment in real estate:
Land	$4,268,569	$4,320,597
Buildings and equipment	18,261,100	18,270,748
Less accumulated depreciation	(2,210,100)	(1,884,861)
Construction in progress	557,354	406,930
Net property and equipment	20,876,923	21,113,414
Investment in and loans to/from Unconsolidated Real Estate Affiliates	2,512,129	2,407,698
Net investment in real estate	23,389,052	23,521,112
Cash and cash equivalents	279,576	577,271
Accounts and notes receivable, net	603,735	478,899
Deferred expenses, net	176,296	189,452
Prepaid expenses and other assets	871,249	995,569
Total assets	$25,319,908	$25,762,303
Liabilities:
Mortgages, notes and loans payable	$15,898,090	$15,672,437
Investment in and loans to/from Unconsolidated Real Estate Affiliates	19,017	17,405
Accounts payable and accrued expenses	865,441	970,995
Dividend payable	148,443	134,476
Deferred tax liabilities	21,511	24,667
Tax indemnification liability	321,958	321,958
Junior Subordinated Notes	206,200	206,200
Total liabilities	17,480,660	17,348,138
Redeemable noncontrolling interests:
Preferred	145,771	131,881
Common	113,844	97,021
Total redeemable noncontrolling interests	259,615	228,902
Equity:
Preferred stock	242,042	242,042
Stockholder's Equity	7,257,641	7,861,079
Noncontrolling interests in consolidated real estate affiliates	79,950	82,142
Total equity	7,579,633	8,185,263
Total liabilities, redeemable noncontrolling interests and equity	$25,319,908	$25,762,303

PROPORTIONATE FINANCIAL STATEMENTS

Company NOI, EBITDA and FFO
For the Three Months Ended September 30, 2014 and 2013
(In thousands)

	Three Months Ended September 30, 2014						Three Months Ended September 30, 2013
	Consolidated Properties	Noncontrolling Interests	Unconsolidated Properties	Proportionate	Adjustments	Company	Consolidated Properties	Noncontrolling Interests	Unconsolidated Properties	Proportionate	Adjustments	Company

Property revenues:
Minimum rents	$400,188	$(4,112)	$96,292	$492,368	$2,735	$495,103	$382,718	$(3,632)	$93,125	$472,211	$8,804	$481,015
Tenant recoveries	186,123	(1,672)	43,759	228,210	—	228,210	176,756	(1,233)	41,415	216,938	—	216,938
Overage rents	9,277	(103)	3,097	12,271	—	12,271	9,666	(133)	3,424	12,957	—	12,957
Other revenue	18,861	(323)	3,540	22,078	—	22,078	19,636	(101)	3,757	23,292	—	23,292
Total property revenues	614,449	(6,210)	146,688	754,927	2,735	757,662	588,776	(5,099)	141,721	725,398	8,804	734,202
Property operating expenses:
Real estate taxes	57,705	(669)	13,455	70,491	(1,490)	69,001	58,176	(542)	13,271	70,905	(1,578)	69,327
Property maintenance costs	13,618	(83)	4,172	17,707	—	17,707	13,955	(96)	4,136	17,995	—	17,995
Marketing	4,345	(44)	1,396	5,697	—	5,697	5,794	(55)	1,886	7,625	—	7,625
Other property operating costs	85,671	(744)	22,200	107,127	(1,300)	105,827	93,190	(552)	21,715	114,353	(6,001)	108,352
Provision for doubtful accounts	398	(24)	486	860	—	860	1,017	12	305	1,334	—	1,334
Total property operating expenses	161,737	(1,564)	41,709	201,882	(2,790)	199,092	172,132	(1,233)	41,313	212,212	(7,579)	204,633
NOI	$452,712	$(4,646)	$104,979	$553,045	$5,525	$558,570	$416,644	$(3,866)	$100,408	$513,186	$16,383	$529,569
Management fees and other corporate revenues	17,355	—	—	17,355	—	17,355	17,336	—	—	17,336	—	17,336
Property management and other costs	(34,516)	167	(6,848)	(41,197)	—	(41,197)	(41,446)	161	(6,632)	(47,917)	—	(47,917)
General and administrative	(12,778)	—	(1,059)	(13,837)	—	(13,837)	(10,522)	—	(244)	(10,766)	—	(10,766)
EBITDA	$422,773	$(4,479)	$97,072	$515,366	$5,525	$520,891	$382,012	$(3,705)	$93,532	$471,839	$16,383	$488,222
Depreciation on non-income producing assets	(2,528)	—	—	(2,528)	—	(2,528)	(2,925)	—	—	(2,925)	—	(2,925)
Interest and dividend income	8,536	386	536	9,458	(205)	9,253	388	—	142	530	—	530
Preferred unit distributions	(2,232)	—	—	(2,232)	—	(2,232)	(2,335)	—	—	(2,335)	—	(2,335)
Preferred stock dividends	(3,984)	—	—	(3,984)	—	(3,984)	(3,984)	—	—	(3,984)	—	(3,984)
Interest expense:
Mark-to-market adjustments on debt	(386)	(98)	379	(105)	105	—	(2,723)	(94)	(1,035)	(3,852)	3,852	—
Write-off of mark-to-market adjustments on extinguished debt	—	—	—	—	—	—	1,915	—	411	2,326	(2,326)	—
Interest on existing debt	(173,734)	1,488	(40,065)	(212,311)	—	(212,311)	(172,122)	1,117	(36,384)	(207,389)	—	(207,389)
Loss on foreign currency	(15,972)	—	—	(15,972)	15,972	—	—	—	—	—	—	—
Benefit from (provision for) income taxes	4,800	16	(149)	4,667	(6,317)	(1,650)	287	18	(59)	246	—	246
FFO from discontinued operations	872	—	—	872	(61)	811	2,591	—	6,312	8,903	2,561	11,464
	238,145	(2,687)	57,773	293,231	15,019	308,250	203,104	(2,664)	62,919	263,359	20,470	283,829
Equity in FFO of Unconsolidated Properties and Noncontrolling Interests	55,086	2,687	(57,773)	—	—	—	60,255	2,664	(62,919)	—	—	—
FFO	$293,231	$—	$—	$293,231	$15,019	$308,250	$263,359	$—	$—	$263,359	$20,470	$283,829

Company FFO per diluted share						$0.33						$0.29

PROPORTIONATE FINANCIAL STATEMENTS

Company NOI, EBITDA and FFO
For the Nine Months Ended September 30, 2014 and 2013
(In thousands)

	Nine Months Ended September 30, 2014						Nine Months Ended September 30, 2013
	Consolidated Properties	Noncontrolling Interests	Unconsolidated Properties	Proportionate	Adjustments	Company	Consolidated Properties	Noncontrolling Interests	Unconsolidated Properties	Proportionate	Adjustments	Company

Property revenues:
Minimum rents	$1,182,200	$(12,343)	$285,882	$1,455,739	$22,054	$1,477,793	$1,159,091	$(10,681)	$265,846	$1,414,256	$21,887	$1,436,143
Tenant recoveries	552,767	(5,015)	128,630	676,382	—	676,382	534,079	(3,587)	118,869	649,361	—	649,361
Overage rents	24,486	(219)	7,413	31,680	—	31,680	27,387	(245)	7,459	34,601	—	34,601
Other revenue	63,286	(823)	10,054	72,517	—	72,517	55,209	(294)	10,703	65,618	—	65,618
Total property revenues	1,822,739	(18,400)	431,979	2,236,318	22,054	2,258,372	1,775,766	(14,807)	402,877	2,163,836	21,887	2,185,723
Property operating expenses:
Real estate taxes	173,495	(1,989)	40,182	211,688	(4,469)	207,219	177,352	(1,595)	38,750	214,507	(4,734)	209,773
Property maintenance costs	49,848	(308)	13,799	63,339	—	63,339	51,747	(278)	12,001	63,470	—	63,470
Marketing	15,109	(157)	4,720	19,672	—	19,672	18,061	(172)	5,058	22,947	—	22,947
Other property operating costs	255,165	(2,263)	62,604	315,506	(3,895)	311,611	263,018	(1,643)	58,510	319,885	(8,765)	311,120
Provision for doubtful accounts	5,319	(60)	994	6,253	—	6,253	3,326	(36)	940	4,230	—	4,230
Total property operating expenses	498,936	(4,777)	122,299	616,458	(8,364)	608,094	513,504	(3,724)	115,259	625,039	(13,499)	611,540
NOI	$1,323,803	$(13,623)	$309,680	$1,619,860	$30,418	$1,650,278	$1,262,262	$(11,083)	$287,618	$1,538,797	$35,386	$1,574,183
Management fees and other corporate revenues	51,759	—	—	51,759	—	51,759	50,575	—	—	50,575	—	50,575
Property management and other costs	(119,572)	489	(20,729)	(139,812)	—	(139,812)	(123,344)	466	(18,922)	(141,800)	—	(141,800)
General and administrative	(52,609)	2	(3,888)	(56,495)	17,854	(38,641)	(34,578)	—	(750)	(35,328)	—	(35,328)
EBITDA	$1,203,381	$(13,132)	$285,063	$1,475,312	$48,272	$1,523,584	$1,154,915	$(10,617)	$267,946	$1,412,244	$35,386	$1,447,630
Depreciation on non-income producing assets	(9,055)	—	—	(9,055)	—	(9,055)	(9,040)	—	—	(9,040)	—	(9,040)
Interest and dividend income	19,801	1,159	1,569	22,529	(279)	22,250	1,277	(1)	349	1,625	—	1,625
Preferred unit distributions	(6,697)	—	—	(6,697)	—	(6,697)	(7,006)	—	—	(7,006)	—	(7,006)
Preferred stock dividends	(11,952)	—	—	(11,952)	—	(11,952)	(10,094)	—	—	(10,094)	—	(10,094)
Interest expense:
Default interest	—	—	—	—	—	—	(1,306)	—	—	(1,306)	1,306	—
Mark-to-market adjustments on debt	(2,604)	(292)	1,121	(1,775)	1,775	—	(8,304)	(278)	(953)	(9,535)	9,535	—
Write-off of mark-to-market adjustments on extinguished debt	(9,831)	—	—	(9,831)	9,831	—	7,075	—	411	7,486	(7,486)	—
Interest on existing debt	(515,848)	4,502	(111,444)	(622,790)	—	(622,790)	(547,010)	3,367	(103,061)	(646,704)	—	(646,704)
Loss on foreign currency	(7,017)	—	—	(7,017)	7,017	—	—	—	—	—	—	—
Warrant liability adjustment	—	—	—	—	—	—	(40,546)	—	—	(40,546)	40,546	—
Loss on extinguishment of debt	—	—	—	—	—	—	(36,478)	—	—	(36,478)	36,478	—
Benefit from (provision for) income taxes	(2,836)	54	(293)	(3,075)	(2,775)	(5,850)	(1,236)	53	(211)	(1,394)	—	(1,394)
FFO from discontinued operations	74,691	—	—	74,691	(65,953)	8,738	31,707	—	13,952	45,659	(18,108)	27,551
	732,033	(7,709)	176,016	900,340	(2,112)	898,228	533,954	(7,476)	178,433	704,911	97,657	802,568
Equity in FFO of Unconsolidated Properties and Noncontrolling Interests	168,307	7,709	(176,016)	—	—	—	170,957	7,476	(178,433)	—	—	—
FFO	$900,340	$—	$—	$900,340	$(2,112)	$898,228	$704,911	$—	$—	$704,911	$97,657	$802,568

Company FFO per diluted share						$0.95						$0.81

PROPORTIONATE FINANCIAL STATEMENTS

Reconciliation of Non-GAAP to GAAP Financial Measures
(In thousands)

	Three Months Ended		Nine Months Ended
	September 30, 2014	September 30, 2013	September 30, 2014	September 30, 2013

Reconciliation of Company NOI to GAAP Operating Income
Company NOI	$558,570	$529,569	$1,650,278	$1,574,183
Adjustments for minimum rents, real estate taxes and other property operating costs	(5,525)	(16,383)	(30,418)	(35,386)
Proportionate NOI	553,045	513,186	1,619,860	1,538,797
Unconsolidated Properties	(104,979)	(100,408)	(309,680)	(287,618)
Consolidated Properties	448,066	412,778	1,310,180	1,251,179
Management fees and other corporate revenues	17,355	17,336	51,759	50,575
Property management and other costs	(34,516)	(41,446)	(119,572)	(123,344)
General and administrative	(12,778)	(10,522)	(52,609)	(34,578)
Depreciation and amortization	(184,033)	(188,079)	(534,096)	(566,470)
Loss on sales of investment properties	—	—	(44)	—
Noncontrolling interest in operating income of Consolidated Properties and other	4,646	3,866	13,623	11,085
Operating income	$238,740	$193,933	$669,241	$588,447

Reconciliation of Company EBITDA to GAAP Net Income Attributable to GGP
Company EBITDA	$520,891	$488,222	$1,523,584	$1,447,630
Adjustments for minimum rents, real estate taxes, other property operating costs, and general and administrative	(5,525)	(16,383)	(48,272)	(35,386)
Proportionate EBITDA	515,366	471,839	1,475,312	1,412,244
Unconsolidated Properties	(97,072)	(93,532)	(285,063)	(267,946)
Consolidated Properties	418,294	378,307	1,190,249	1,144,298
Depreciation and amortization	(184,033)	(188,079)	(534,096)	(566,470)
Noncontrolling interest in NOI of Consolidated Properties and other	4,646	3,866	13,623	11,085
Interest income	8,536	388	19,801	1,277
Interest expense	(174,120)	(172,930)	(528,283)	(549,545)
Loss on foreign currency	(15,972)	—	(7,017)	—
Warrant liability adjustment	—	—	—	(40,546)
Benefit from (provision for) income taxes	4,800	287	(2,836)	(1,236)
Equity in income of Unconsolidated Real Estate Affiliates	7,391	13,984	33,868	41,165
Equity in income of Unconsolidated Real Estate Affiliates - (loss) gain on investment	—	(2,800)	0	648
Discontinued operations	8,024	(2,008)	201,606	12,528
Gains from changes in control of investment properties	—	—	—	219,784
Loss on extinguishment of debt	—	—	—	(36,478)
Loss on sales of investment properties	—	—	(44)	—
Allocation to noncontrolling interests	(2,958)	(3,532)	(10,499)	(11,173)
Net income attributable to GGP	$74,608	$27,483	$376,372	$225,337

Reconciliation of Company FFO to GAAP Net Income Attributable to GGP
Company FFO	$308,250	$283,829	$898,228	$802,568
Adjustments for minimum rents, property operating expenses, general and administrative, market rate adjustments, debt extinguishment, income taxes and FFO from discontinued operations	(15,019)	(20,470)	2,112	(97,657)
Proportionate FFO	293,231	263,359	900,340	704,911
Depreciation and amortization of capitalized real estate costs	(231,901)	(230,441)	(668,833)	(688,713)
Gain from change in control of investment properties	—	—	—	219,784
Preferred stock dividends	3,984	3,984	11,952	10,094
Gains (losses) on sales of investment properties	7,603	(2,872)	131,319	(189)
Noncontrolling interests in depreciation of Consolidated Properties	2,554	1,806	6,484	5,363
Provision for impairment excluded from FFO of discontinued operations	—	—	—	(4,975)
Redeemable noncontrolling interests	(412)	(160)	(2,049)	(1,563)
Depreciation and amortization of discontinued operations	(451)	(8,193)	(2,841)	(19,375)
Net income attributable to GGP	$74,608	$27,483	$376,372	$225,337

Reconciliation of Equity in NOI of Unconsolidated Properties to GAAP Equity in Income of Unconsolidated Real Estate Affiliates
Equity in Unconsolidated Properties:
NOI	$104,979	$100,408	$309,680	$287,618
Net property management fees and costs	(6,848)	(6,632)	(20,729)	(18,922)
General and administrative and provisions for impairment	(1,059)	(244)	(3,888)	(750)
EBITDA	97,072	93,532	285,063	267,946
Net interest expense	(39,150)	(36,866)	(108,754)	(103,254)
Provision for income taxes	(149)	(59)	(293)	(211)
FFO of discontinued Unconsolidated Properties	—	6,312	—	13,952
FFO of Unconsolidated Properties	57,773	62,919	176,016	178,433
Depreciation and amortization of capitalized real estate costs	(50,398)	(48,955)	(143,794)	(137,298)
Other, including gain on sales of investment properties	16	20	1,646	30
Equity in income of Unconsolidated Real Estate Affiliates	$7,391	$13,984	$33,868	$41,165